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                                                                       EXHIBIT 5

                              [Letterhead of Avnet]



                                  July 29, 2003



Board of Directors
Avnet, Inc.
2211 South 47th Street
Phoenix, Arizona 85034

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         I refer to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Avnet, Inc. (the "Company") with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of up to $1,500,000,000 aggregate initial offering price of an indeterminate amount of the following: (i) shares (the "Shares") of the Company's common stock, par value $1.00 per share ("Common Stock"), (ii) the Company's subordinated or unsubordinated debt securities (the "Debt Securities", which may be convertible or exchangeable into shares of Common Stock, Debt Securities and other securities and which are to be issued pursuant to an Indenture between the Company and Bank One Trust Company, N.A., as trustee, in the subordinated or unsubordinated form of indenture, as applicable, filed as an exhibit to the Registration Statement (each such form an "Indenture"), (iii) warrants or rights ("Warrants") to acquire Shares and/or Debt Securities, (iv) contracts to purchase Shares of Common Stock ("Stock Purchase Contracts"); (v) Stock Purchase Contracts sold as Units with other securities of the Company or other issuers ("Stock Purchase Units"); and (vi) units ("Units") each consisting of two or more of the foregoing securities. The Debt Securities, Common Stock, Warrants, Stock Purchase Contracts, Stock Purchase Units and Units (collectively, the "Securities") may be issued from time to time pursuant to Rule 415 under the Act and will be subject to specific terms pertaining to each respective series of Securities as determined at the time of sale and as set forth in one or more supplements to the Prospectus constituting part of the Registration Statement.

         I have examined the Registration Statement, the Indenture and such records of the Company's corporate proceedings and such other documents, and have made such other factual and legal investigations, as I deemed necessary or appropriate in order to render this opinion. Further, I am familiar with additional corporate procedures that the Company contemplates taking prior to the issuance of any Securities.

         Based upon such examinations and investigations and subject to (i) the occurrence of such additional corporate procedures as are now contemplated prior to the issuance of any Securities, (ii) the effectiveness of the Registration Statement under the Act, (iii) the establishment of the terms of each series of Securities in accordance with the terms of the Company's Restated Certificate of Incorporation and Bylaws, (iv) the due authorization,


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execution and delivery of the Indenture, and (v) the execution, delivery and, as applicable, authentication of and payment for the Securities, it is my opinion that:

1. The Shares of Common Stock (including any Shares that may be issuable upon the conversion of any Debt Securities, upon the exercise of any Warrants, pursuant to any Stock Purchase Contracts or as part of any Units) will, upon the issuance and sale thereof in the manner contemplated by the Registration Statement, be legally issued, fully paid and nonassessable.

2. The Debt Securities (including any Debt Securities that may be issuable upon the exercise of any Warrants, upon the conversion of any Debt Securities or as part of any units) will, upon the issuance and sale thereof in the manner contemplated by the Indenture and the Registration Statement, be legally issued and binding obligations of the Company under the laws of the State of New York, which laws govern the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

3. The Warrants, Stock Purchase Contracts and Stock Purchase Units (including any Warrants, Stock Purchase Contracts and Stock Purchase Units that may be issuable as part of any Units) will, upon the issuance and sale thereof in the manner contemplated by the Registration Statement, be legally issued.

         This opinion is limited to the law of the State of New York and I express no opinion on the law of any other jurisdiction.

         I consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to me under the caption "Legal Matters" in the prospectus constituting Part I thereof.

                                                Very truly yours,

                                                /s/ David R. Birk

                                                David R. Birk
                                                General Counsel

DRB:sp